Cantaloupe, Inc. to Delay Form 10-K Filing for Fiscal Year 2022

MALVERN, Pa., September 28, 2022 -- Cantaloupe, Inc. (Nasdaq: CTLP) (“Cantaloupe” or the “Company”), a digital payments and software services company that provides end-to-end technology solutions for the unattended retail market, today announced that it will not timely file its Annual Report on Form 10-K for the fiscal year ended June 30, 2022 (the "Annual Report").

As reported by the Company on September 14, 2022, in the Form 12b-25 filed with the Securities and Exchange Commission, the Company was unable to file its Form 10-K within the prescribed time period due to management finalizing its assessment of the effectiveness of its internal controls over financial reporting as of June 30, 2022 and the independent registered accounting firm required additional time to complete its audit of the Company’s internal controls over financial reporting.

The Company is continuing to work with its independent registered accounting firm to finalize their related audit procedures, and as such, is not in a position to file the Annual Report within the 15-calendar day extension provided by the 12b-25 filing. The Company anticipates filing its Form 10-K within the next two to three weeks.

Based on progress made to date in the assessments of the effectiveness of internal controls over financial reporting, the Company currently expects to report three material weaknesses in its internal control framework. This includes the design, implementation and operating effectiveness of information technology general controls in the areas of user access, change management and segregation of duties within various systems that support the Company’s accounting and reporting processes, the design, implementation and operating effectiveness of controls over revenue and related accounts, and risk assessment and monitoring activities with respect to identifying and evaluating control deficiencies in a timely manner. The remediation of the identified material weaknesses to date is already underway and the Company will provide more details on the remediation plan in its 10-K filing.

The Company anticipates the 2022 Form 10-K will contain no material changes to the full year of 2022 and fourth quarter of 2022 results announced in its press release dated September 8, 2022.

About Cantaloupe, Inc.
Cantaloupe, Inc. is a software and payments company that provides end-to-end technology solutions for the unattended retail market. Cantaloupe is transforming the unattended retail community by offering one integrated solution for payments processing, logistics, and back-office management. The Company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively. For more information, please visit our website at www.cantaloupe.com.

Forward-looking Statements:
All statements other than statements of historical fact included in this release, including without limitation Cantaloupe’s future prospects and performance, the business strategy and the plans and objectives of Cantaloupe's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions, as they relate to Cantaloupe or its management, may identify forward-looking statements. Such forward-looking statements are based on the reasonable beliefs of Cantaloupe's management, as well as assumptions made by and information currently available to Cantaloupe's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the incurrence by Cantaloupe of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the uncertainties associated with COVID-19, including its possible effects on Cantaloupe’s operations, financial condition and the demand for Cantaloupe’s products and services; the ability of Cantaloupe to predict or estimate its future quarterly or annual revenue and expenses given the developing and unpredictable market for its products; the ability of Cantaloupe to retain key customers from whom a significant portion of its revenues is derived; the ability of Cantaloupe to compete with its competitors to obtain market share; the ability of Cantaloupe to make available and successfully upgrade current customers to new standards and protocols; whether Cantaloupe's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by Cantaloupe; the ability of Cantaloupe to execute on mergers, acquisitions and/or strategic alliances, including the timing and closing of acquisitions and our ability to integrate and operate such acquisitions consistent with our forecasts; disruptions to our systems, breaches in the security of transactions involving our products or services, or failure of our processing systems; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine; our ability to timely file periodic reports with the U.S. Security and Exchange Commission; or other risks discussed in Cantaloupe’s filings with the U.S. Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended June 30, 2021 and Quarterly Report on Form 10-Q for the periods ended September 30, 2021, December 31, 2021 and March 31, 2022. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, Cantaloupe does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If Cantaloupe updates one or more forward-looking statements, no inference should be drawn that Cantaloupe will make additional updates with respect to those or other forward-looking statements.

-F--CTLP

Investor Relations for Cantaloupe, Inc:
ICR, Inc.
CantaloupeIR@icrinc.com

Media Relations for Cantaloupe, Inc:
Jeni Howard
JHPR
media@cantaloupe.com or jhoward@jhowardpr.com

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